EXHIBIT 21
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

                           SUBSIDIARIES OF THE COMPANY

                             AS OF FEBRUARY 28, 2002

                                                                                    PERCENT
                                                            STATE OR                OF VOTING
                                                            COUNTRY OF              SECURITIES
NAME                                                        INCORPORATION             OWNED
--------------------------------------------------------    -------------           ---------

SMP Motor Products Limited                                  Canada                    100
Marathon Auto Parts and Products, Inc.                      New York                  100
Motortronics, Inc.                                          New York                  100
Reno Standard Incorporated                                  Nevada                    100
Stanric, Inc. (1)                                           Delaware                  100
Mardevco Credit Corp. (2)                                   New York                  100
Standard Motor Products (Hong Kong) Limited                 Hong Kong                 100
Industrial & Automotive Associates, Inc.                    California                100
Standard Motor Electronics, Limited                         Israel                    100
Four Seasons Europe S.A.R.L.                                France                    100
Standard Motor Products Holdings Limited                    England and Wales         86.0
Eaglemotive Corporation                                     Delaware                  100
Standard Motor Products de Mexico, S. De R.L. De C. V. (3)  Mexico                    100
Automotive Heater Exchange                                  Italy                     100


All of the subsidiaries are included in the consolidated financial statements.

(1)  Mardevco owns 12.7% of Stanric
(2)      Stanric owns 14.9% of Mardevco
(3)      Standard Motor Products owns 49,999 shares, Motortronics owns 1 share

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